Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated August 14, 2026 relating to the Class A common stock, $0.00001 par value per share, of Cerebras Systems Inc. shall be filed on behalf of the undersigned.

COATUE MANAGEMENT, L.L.C.

By:	/s/ Philippe Laffont
Name: Philippe Laffont
Title: Authorized Signatory

PHILIPPE LAFFONT

By:	/s/ Philippe Laffont

COATUE PRIVATE FUND II LP

By: Coatue Private II GP, LLC, its general partner

By:	/s/ Philippe Laffont
Name: Philippe Laffont
Title: Authorized Signatory

COATUE PRIVATE II GP LLC

By:	/s/ Philippe Laffont
Name: Philippe Laffont
Title: Authorized Signatory